Exhibit 99.1

February 5, 2026

RAVE Restaurant Group, Inc. Reports Second Quarter 2026 Results

Dallas, Texas – RAVE Restaurant Group, Inc. (NASDAQ: RAVE) today reported financial results for the second quarter of fiscal 2026 ended December 28, 2025.

Second Quarter Highlights:
•	The Company recorded net income of $0.6 million for the second quarter of fiscal 2026, a 4.9% increase from the same period of the prior year.

•	Income before taxes increased by 12.1% to $0.8 million for the second quarter of fiscal 2026 compared to the same period of the prior year.

•	Total revenue increased by $0.2 million to $3.0 million for the second quarter of fiscal 2026 compared to the same period of the prior year, a 6.0% increase.

•	Adjusted EBITDA increased by $0.1 million to $0.9 million for the second quarter of fiscal 2026 compared to the same period of the prior year, a 5.3% increase.

•	On a fully diluted basis, net income per share was $0.04 for the second quarter of fiscal 2026, the same as it was in the same period of the prior year.

•	Pizza Inn domestic comparable store retail sales increased 2.5% in the second quarter of fiscal 2026 compared to the same period of the prior year.

•	Pie Five domestic comparable store retail sales decreased 1.5% in the second quarter of fiscal 2026 compared to the same period of the prior year.

•	Cash and short-term investments totaled $10.9 million on December 28, 2025.

•	Pizza Inn domestic unit count finished the quarter at 97, including 82 buffet locations. There were three new buffet openings and no buffet closures during the second quarter.

•	Pizza Inn international unit count finished the quarter at 19.

•	Pie Five domestic unit count finished the quarter at 16.

“Quarter Two represented our 23rd consecutive quarter of profitability as we continue to execute on our Mission 2030 strategy delivering profitable growth” said Brandon Solano, Chief Executive Officer of RAVE Restaurant Group, Inc.

“We opened three new Pizza Inn buffet restaurants in the second quarter demonstrating the commitment Rave has made in growing the Pizza Inn buffets is bearing fruit," continued Solano. “Excellent planning and execution from our Development, Training, and Operations teams allowed the three successful openings to occur over a three-week period, something that Pizza Inn hasn’t done in over 20 years, giving me confidence that we will be able to open restaurants at scale in the future."

Solano added, “While the restaurant industry on a whole faces sluggish growth and pressure on sales and traffic, Pizza Inn continues to grow both unit count and same store sales. We followed positive 8.1 percent domestic same store sales growth in the first quarter with positive 2.5 percent domestic same store sales growth in the second quarter. We are continuing to aggressively compete for every guest in the third quarter with over half of the Pizza Inn buffet restaurants running our widely successful All You Can $8 value driven promotion, that was formerly known as I $8 at Pizza Inn, in January with some restaurants signed up to continue later into the quarter.”

Chief Financial Officer Jay Rooney added, “We are pleased with the financial position Rave is in after stellar quarter two results driven by quality earnings from the sales increase at Pizza Inn. Pie Five same store sales improved from their trend but were still negative. While the impact of Pie Five on overall Rave results continues to decrease, the Rave management team is dedicated improving the brand’s performance with the introduction of new advertising, product innovation, operational efficiency, and pricing initiatives. The continued profitability of both brands has created a solid Rave balance sheet with no debt and high liquidity thus well positioning us for the future.”

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”). However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for its financial statements prepared in accordance with generally accepted accounting principles.

The Company considers EBITDA and Adjusted EBITDA to be important supplemental measures of operating performance that are commonly used by securities analysts, investors and other parties interested in our industry. The Company believes that EBITDA is helpful to investors in evaluating its results of operations without the impact of expenses affected by financing methods, accounting methods and the tax environment. The Company believes that Adjusted EBITDA provides additional useful information to investors by excluding non-operational or non-recurring expenses to provide a measure of operating performance that is more comparable from period to period. Management also uses these non-GAAP financial measures for evaluating operating performance, assessing the effectiveness of business strategies, projecting future capital needs, budgeting and other planning purposes.

“EBITDA” represents earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” represents earnings before interest, taxes, depreciation and amortization, stock compensation expense, severance, gain/loss on sale of assets, costs related to impairment and other lease charges, franchise default and closed store revenue/expense, and closed and non-operating store costs. A reconciliation of these non-GAAP financial measures to net income is included with the accompanying consolidated financial statements.

Note Regarding Forward Looking Statements

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions. Assumptions relating to these forward-looking statements involve current judgments about future events and performance, including statements regarding our optimism that current positive trends will continue, our ability to continue to successfully open new restaurant locations, our belief that we are well positioned for continued profitability as well as the continued returns on our reimaging initiatives, the strength of our development pipeline, as well as future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of RAVE Restaurant Group, Inc. Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of RAVE Restaurant Group, Inc. will be achieved.

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About RAVE Restaurant Group, Inc.
Dallas-based RAVE Restaurant Group [NASDAQ: RAVE] has inspired restaurant innovation and countless customer smiles with its trailblazing pizza concepts. The Company franchises, licenses and supplies Pie Five and Pizza Inn restaurants operating domestically and internationally. The Pizza Inn experience is unlike your typical buffet. Since 1958, Pizza Inn's house-made dough, house-shredded 100% whole milk mozzarella cheese, fresh ingredients and house-made signature sauce combined with friendly service solidified the brand to become America's favorite hometown pizza place. These, in addition to its small-town vibe, are the hallmarks of Pizza Inn restaurants. In 2011, RAVE introduced Pie Five Pizza, pioneering a fast-casual pizza brand that transformed the classic pizzeria into a concept offering personalization, sophisticated ingredients and speed. Pie Five's craft pizzas are baked fresh daily and feature house-made ingredients, creative recipes and craveable crust creations. For more information, visit www.raverg.com, and follow on Instagram @pizzainn and @piefivepizza.

Contact:
Investor Relations
RAVE Restaurant Group, Inc.
469-384-5000

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 28,	December 29,	December 28,	December 29,
	2025	2024	2025	2024
REVENUES	$3,042	$2,869	$6,255	$5,919

COSTS AND EXPENSES
General and administrative expenses	1,519	1,314	2,897	2,734
Franchise expenses	732	829	1,769	1,824
Provision (recovery) for credit losses	7	9	11	(8)
Depreciation and amortization expense	42	53	84	96
Total costs and expenses	2,300	2,205	4,761	4,646
OPERATING INCOME	742	664	1,494	1,273
Interest income	91	87	182	169
Other income	9	-	17	4
INCOME BEFORE TAXES	842	751	1,693	1,446
Income tax expense	205	144	411	313
NET INCOME	$637	$607	$1,282	$1,133

INCOME PER SHARE OF COMMON STOCK
Basic	$0.04	$0.04	$0.09	$0.08
Diluted	$0.04	$0.04	$0.09	$0.08

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	14,212	14,690	14,212	14,638
Diluted	14,276	14,716	14,277	14,660

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	December 28,	June 29,
	2025	2025
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$624	$2,859
Short-term investments	10,279	7,024
Accounts receivable, less allowance for credit losses of $41 and $31, respectively	1,326	1,171
Notes receivable, current	28	45
Assets held for sale	37	38
Deferred contract charges, current	24	21
Prepaid expenses and other current assets	689	335
Total current assets	13,007	11,493

LONG-TERM ASSETS
Property and equipment, net	111	137
Operating lease right-of-use assets, net	335	489
Intangible assets definite-lived, net	141	182
Notes receivable, net of current portion	74	75
Deferred tax asset, net	3,647	3,995
Deferred contract charges, net of current portion	232	186
Total assets	$17,547	$16,557

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$479	$207
Accrued expenses	576	855
Operating lease liabilities, current	378	370
Deferred revenues, current	97	308
Total current liabilities	1,530	1,740

LONG-TERM LIABILITIES
Operating lease liabilities, net of current portion	15	206
Deferred revenues, net of current portion	466	457
Total liabilities	2,011	2,403

COMMITMENTS AND CONTINGENCIES (SEE NOTE C)

SHAREHOLDERS' EQUITY
Common stock, $0.01 par value; authorized 26,000,000 shares; issued 25,647,171 and 25,647,171 shares, respectively; outstanding 14,211,566 and 14,211,566 shares, respectively	256	256
Additional paid-in capital	37,616	37,516
Retained earnings	8,896	7,614
Treasury stock, at cost
Shares in treasury: 11,435,605 and 11,435,605 respectively	(31,232)	(31,232)
Total shareholders' equity	15,536	14,154

Total liabilities and shareholders' equity	$17,547	$16,557

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	December 28,	December 29,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,282	$1,133
Adjustments to reconcile net income to cash provided by operating activities:
Amortization of discount on short-term investment	(122)	(63)
Impairment of long-lived assets and other lease charges	-	9
Stock-based compensation expense	100	126
Depreciation and amortization	43	46
Amortization of operating lease right-of-use assets	154	169
Amortization of definite-lived intangible assets	41	41
Non-cash lease expense	8	43
Provision (recovery) for credit losses	11	(8)
Deferred income tax	348	264
Changes in operating assets and liabilities:
Accounts receivable	(166)	304
Notes receivable	18	26
Deferred contract charges	(49)	15
Prepaid expenses and other current assets	(354)	(40)
Accounts payable - trade	272	96
Accrued expenses	(279)	(417)
Operating lease liabilities	(191)	(236)
Deferred revenues	(202)	(267)
Cash provided by operating activities	914	1,241

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(8,423)	(8,102)
Maturities of short-term investments	5,290	7,065
Purchase of assets held for sale	(4)	-
Proceeds from sale of assets held for sale	5	7
Purchase of property and equipment	(17)	(44)
Cash used in investing activities	(3,149)	(1,074)

CASH FLOWS FROM FINANCING ACTIVITIES:
Taxes paid on issuance of restricted stock units	-	(182)
Cash used in financing activities	-	(182)

Net decrease in cash and cash equivalents	(2,235)	(15)
Cash and cash equivalents, beginning of period	2,859	2,886
Cash and cash equivalents, end of period	$624	$2,871

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Income taxes	$97	$50

RAVE RESTAURANT GROUP, INC.
ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 28,	December 29,	December 28,	December 29,
	2025	2024	2025	2024
Net income	$637	$607	$1,282	$1,133
Interest income	(91)	(87)	(182)	(169)
Income taxes	205	144	411	313
Depreciation and amortization	42	53	84	96
EBITDA	$793	$717	$1,595	$1,373
Stock-based compensation expense	62	53	100	126
Severance	6	5	6	5
Franchisee default and closed store revenue	(9)	32	(19)	23
Adjusted EBITDA	$852	$807	$1,682	$1,527